EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer. This Joint Filing Agreement shall be included as an exhibit to such joint filing. In evidence thereof, each of the undersigned being duly authorized, hereby execute this Agreement this 4th day of August, 2006. This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.


                                        UNITED PACIFIC INDUSTRIES LIMITED

                                        By:   /s/ Brian C. Beazer
                                             --------------------------------
                                             Name:     Brian C. Beazer
                                             Title:    Chairman


                                        PANTENE GLOBAL HOLDINGS LIMITED

                                        By:   /s/ Brian C. Beazer
                                             --------------------------------
                                             Name:     Brian C. Beazer
                                             Title:    Chairman